                                                               EXHIBIT 3.2 & 3.4

                                     BY-LAWS

                                       OF

                            LIBERTY BANCSHARES, INC.

                                TABLE OF CONTENTS
                                    ARTICLE I
                                  SHAREHOLDERS

                  Section 1.01. Annual Meeting...........................................  - 4 -
                  Section 1.02. Special Meetings.........................................  - 4 -
                  Section 1.03. Record Date for Meetings and Other Purposes..............  - 4 -
                  Section 1.04. Notice of Meetings.......................................  - 4 -
                  Section 1.05. Quorum at Meetings.......................................  - 5 -
                  Section 1.06. Presiding Officer and Secretary..........................  - 5 -
                  Section 1.07. Inspectors...............................................  - 5 -
                  Section 1.08. Voting...................................................  - 5 -

                                   ARTICLE II
                               BOARD OF DIRECTORS
                  Section 2.01. General Powers...........................................  - 6 -
                  Section 2.02. Number of Directors......................................  - 6 -
                  Section 2.03. Election and Term of Directors...........................  - 6 -
                  Section 2.04. Vacancies and Newly Created Directorships................  - 6 -
                  Section 2.05. Resignations.............................................  - 6 -
                  Section 2.06. Removal of Directors.....................................  - 6 -
                  Section 2.07. Meetings.................................................  - 6 -
                  Section 2.08. Quorum and Voting........................................  - 7 -
                  Section 2.09. Committees of the Board..................................  - 7 -
                  Section 2.10. Notices and Meetings of Committees.......................  - 7 -
                  Section 2.11. Quorum and Actions of Committee..........................  - 7 -
                  Section 2.12. Resignations from Committees.............................  - 8 -
                  Section 2.13. Compensation of Directors................................  - 8 -
                  Section 2.14. Action of Board or Committees without a Meeting..........  - 8 -

                                   ARTICLE III
                         OFFICERS, AGENTS AND EMPLOYEES
                  Section 3.01. General Provisions.......................................  - 8 -
                  Section 3.02. Powers and Duties of the Chairman of the Board...........  - 8 -
                  Section 3.03. Powers and Duties of the President.......................  - 8 -
                  Section 3.06. Powers and Duties of the Secretary.......................  - 9 -
                  Section 3.07. Powers and Duties of the Treasurer.......................  - 9 -
                  Section 3.08. Powers and Duties of Assistant Secretaries...............  - 9 -
                  Section 3.09. Powers and Duties of Assistant Treasurers................  - 9 -

                                   ARTICLE IV
                            SHARES OF THE CORPORATION
                  Section 4.01. Certificates for Shares..................................  - 9 -
                  Section 4.02. Transfer Agents and Registrars........................... - 10 -
                  Section 4.03. Record of Shareholders................................... - 10 -


                                    ARTICLE V
                                      SEAL
                  Section 5.01. Corporation Seal.........................................  - 10 -

                                   ARTICLE VI
                             CHECKS, NOTES & DRAFTS
                  Section 6.01. Checks, Notes & Drafts...................................  - 10 -

                                   ARTICLE VII
                                   FISCAL YEAR
                  Section 7.01. Fiscal Year..............................................  - 10 -

                                  ARTICLE VIII
                                   AMENDMENTS
                  Section 8.01. Amendments...............................................  - 10 -

                                   ARTICLE IX
                          OFFICIAL ORDER OF BUSINESS AT
                      SHAREHOLDERS' AND DIRECTORS' MEETINGS
                  Section 9.01. Annual Shareholders' Meeting.............................  - 11 -
                  Section 9.02. Special Meeting of Shareholders..........................  - 11 -
                  Section 9.03. Annual Meeting of Board..................................  - 11 -

                                    ARTICLE X
                             KEEPING OF MINUTE BOOKS
                  Section 10.01. Keeping of Minute Books.................................  - 12 -

                                   ARTICLE XI
                       AMENDMENTS TO OR CHANGES IN BY-LAWS
                  Section 12.01. Amendments to or Changes in By-Laws.....................  - 12 -


                                     BY-LAWS

                                       OF

                            LIBERTY BANCSHARES, INC.


                                    ARTICLE I
                                  SHAREHOLDERS

         SECTION 1.01. ANNUAL MEETING. The annual meeting of the shareholders of Liberty Bancshares, Inc. (the "CORPORATION") for the election of directors and the transaction of such other business as may properly come before the meeting shall be held between the hours of 10:00 a.m. and 4:00 p.m., at such time as may be fixed by the Board and specified in the notice of the meeting, on the first Tuesday in May in each year or, if that day shall be a legal holiday at the place where the meeting is to be held, on the next day thereafter not a legal holiday. The annual meeting in each year shall be held at such place within or without the State of Missouri as may be fixed by the Board, or, if not so fixed, at the registered office of the Corporation.

         SECTION 1.02. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board, the Chairman of the Board or the President, and shall be called by the President or the Secretary at the written demand of at least twenty-five percent (25%) of all outstanding shares entitled to vote on the action proposed to be taken at such meeting, which demand shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such place within or without the State of Missouri as may be specified in the notice thereof. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice thereof, but any special meeting may be called and held in conjunction with an annual meeting of the shareholders.

         SECTION 1.03. RECORD DATE FOR MEETINGS AND OTHER PURPOSES. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board may fix in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

         SECTION 1.04. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at the meeting.

         When a meeting is adjourned to another time or place, it shall not he necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment, the Board fixes a new record date for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

         SECTION 1.05. QUORUM AT MEETINGS. Except as otherwise provided by law, or in the Articles of Incorporation, the shareholders entitled to cast a majority of the votes at a meeting of the shareholders shall constitute a quorum at such meeting for the transaction of business, but the shareholders present may adjourn any meeting to another time or place despite the absence of a quorum. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding withdrawal of shareholders in excess of the number which otherwise is required to constitute a quorum to open a meeting.

         Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this Section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

         SECTION 1.06. PRESIDING OFFICER AND SECRETARY. At any meeting of the shareholders, if neither the Chairman of the Board, if there be one, nor the President nor a Vice President nor a person designated by the Board to preside at the meeting shall be present, the shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the shareholders shall appoint a person to act as secretary of the meeting.

         SECTION 1.07. INSPECTORS. The Board may, in advance of any shareholders' meeting, appoint one or more inspectors to act as inspectors at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.

     The inspectors shall determine the number of shares outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

         SECTION 1.08. VOTING. Whenever directors are to be elected by the shareholders, they shall be elected by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for such directors. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or in the Articles of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         Except as otherwise provided by the Articles of Incorporation, every holder of record of shares of the Corporation entitled to vote on any matter at any meeting of shareholders shall be entitled to one vote for every such share standing in his name on the record of shareholders of the Corporation on the record date for the determination of the shareholders entitled to notice of or to vote at the meeting. Elections of directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins; and otherwise the method of voting at any election of directors or upon any question before a meeting shall be discretionary with the person presiding at the meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors (herein referred to as the "BOARD").

         SECTION 2.02. NUMBER OF DIRECTORS. The entire Board shall consist of that number of directors, not less than three nor more than 25, as may from time to time be prescribed by the Board by amendment to these By-Laws. Directors shall be at least 21 years of age and need not be United States citizens or residents of Missouri or shareholders of the Corporation.

         SECTION 2.03. ELECTION AND TERM OF DIRECTORS. At each annual meeting of shareholders, except the first annual meeting, directors shall be elected to hold office until the next succeeding annual meeting. The term of office of each director shall be from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been elected and shall have qualified.

         SECTION 2.04. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any directorship not filled at the annual meeting and any vacancy, however caused (including any directorship to be filled by reason of any increase in the number of directors), occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. If one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         SECTION 2.05. RESIGNATIONS. Any director may resign by written notice to the Corporation. A resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

         SECTION 2.06. REMOVAL OF DIRECTORS. Any directors may be removed at any time, either for or without cause; by the affirmative vote of the majority of the votes cast by the shareholders entitled to vote for the election of directors; provided, however, that any director elected by a class vote may be removed only by a class vote of the holders of shares entitled to vote for his election.

         SECTION 2.07. MEETINGS. Meetings of the Board, regular or special, may be held at any place within or without the State of Missouri as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. An annual meeting of the Board for the appointment of officers shall be held on the day on which the annual meeting of the shareholders shall have been held, or as soon after the holding of such meeting of shareholders as is practicable. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the Chairman of the Board, if there be one, the President, a Vice President or any two or more directors. Notice of each such meeting shall be given by the Secretary or by the person calling the meeting to each director by mailing the same not later than the third day before the meeting or personally or by telegraphing, cabling, faxing or telephoning the same not later than the day before the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to the member. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days.

         SECTION 2.08. QUORUM AND VOTING. A majority of the entire Board shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board.

         SECTION 2.09. COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee and one or more other committees, each of which shall have at least three members.

         The Board, by resolution adopted by a majority of the entire Board, may:

     (a) fill any vacancy in any such committee;

     (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members;

     (c) abolish any such committee at its pleasure; and

     (d) remove any director from membership on such committee at any time, with or without cause.

         Actions taken at a meeting of any such committee shall be kept in a record of its proceedings which reported to the Board at its next meeting following such committee meeting; except that, when the of the Board is held within two days after the committee meeting, such report shall, if not made at meeting, be made to the Board at its second meeting following such committee meeting.

         SECTION 2.10. NOTICES AND MEETINGS OF COMMITTEES. Meetings of any committee of the Board, regular or special, may be held at any place within or without the State of Missouri as such committee from time to time may fix or is shall be specified in the respective notice or waivers of notice thereof, but no notice of regular meetings need be given. Notice of each special meeting shall be given to each member of such committee by mailing the same not later than the second day before the meeting, or personally, or by telegraphing, cabling or telephoning the same, not later then the day before the meeting. Notice of a meeting need not be given to any member who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior to conclusion of the meeting, the lack of notice to such member.

         SECTION 2.11. QUORUM AND ACTIONS OF COMMITTEE. A majority of each committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of any such committee, except the Executive Committee. Each committee shall have and may exercise such authority and the extent provided in the resolution creating such committee~ The Executive Committee shall have and may exercise all the authority of the Board. but only upon the unanimous consent of those present, provided there is a quorum. No committee shall:

         (a)  make, alter or repeal any by-law of the Corporation;

         (b)  elect or appoint any director, or remove any officers or director;

         (c) submit to shareholders any action that requires shareholders' approval;

         (d)  amend or repeal any resolution theretofore adopted by the Board;
              or

         (e) declare dividends or dispose of any corporate assets not in the ordinary course of business.

         SECTION 2.12. RESIGNATIONS FROM COMMITTEES. Any member of a committee may resign by written notice to the Board. A resignation shall be effective upon receipt thereof by the Board or such subsequent time as shall be specified in the notice of resignation.

         SECTION 2.13. COMPENSATION OF DIRECTORS. No Director shall be entitled to any salary as such; but the Board may fix, from time to time, a reasonable fee to be paid each Director for his services in attending meetings of the Board. The Board of Directors may provide that such fee as it deems reasonable shall be paid to any of its members, or to the members of any other duly authorized committee for attendance upon meetings of the Board or of such committee, respectively. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, members of any committee of the Board, officers or otherwise.

         SECTION 2.14. ACTION OF BOARD OR COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or such committee, as the case may be, consents thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or such committee; and any such action shall be reported to the Board at its next meeting following such action.


                                   ARTICLE III
                         OFFICERS, AGENTS AND EMPLOYEES

         SECTION 3.01. GENERAL PROVISIONS. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, if desired, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any one or more Vice Presidents may be designated as Executive Vice President. The officers shall be elected by the Board at the first meeting of the Board after the annual meeting of the shareholders in each year. The Board may elect or appoint other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board. Each officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and has qualified. Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers. Any officer, agent or employee of the Corporation may be removed by the Board with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees who are not also directors shall be fixed by the Board, but this power may be delegated to any officer, agent or employee a~ to persons under his direction or control. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         SECTION 3.02. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation, unless the President is so designated by the Board, and shall preside at all meetings of the shareholders and of the Board at which he is present. He shall, in addition, perform such other duties as the Board may designate.

         SECTION 3.03. POWERS AND DUTIES OF THE PRESIDENT. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board at which he is present and shall, in addition, perform such other duties as the Board may designate.

         SECTION 3.04. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. Subject to the directions of the Board, the chief executive officer shall have general charge of the business and affairs of the Corporation and shall, in addition, perform such other duties as the Board may designate. He may employ and discharge employees and agents of the Corporation, except such of them as shall be elected or appointed by the Board, and he may delegate these powers. He may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and mall in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board, by resolution from time to time, may confer like powers upon any other person or persons.

         SECTION 3.05. POWERS AND DUTIES OF VICE PRESIDENTS. Each Vice President shall have such powers AND perform such duties as the Board or the chief executive officer may prescribe IN THE ABSENCE OR inability to act of the President, unless the Board shall otherwise provide, any Vice President may perform all the duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

         SECTION 3.06. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall have charge of the minutes of all proceeding of the shareholders and of the Board. The Secretary shall attend to the giving of notice to shareholders and directors. The Secretary shall have charge of the seal of the Corporation and shall attest the same by signature whenever required. The Secretary shall have charge of the record of shareholders of the Corporation and of such books and papers as the Board may direct. The Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the chief executive officer of the Board.

         SECTION 3.07. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board may authorize. The Treasurer may endorse all commercial documents requiring endorsement for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the chief executive officer of the Corporation or by the Board.

         SECTION 3.08. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or inability of the SECRETARY TO ACT, any Assistant Secretary may perform all of THE DUTIES AND EXERCISE ALL OF THE powers of the Secretary. The performance of any such duty shall be conclusive evidence of the power of the Assistant Secretary to act. An Assistant Secretary shall also perform such other duties as the Secretary, the chief executive officer or the Board may assign.

         SECTION 3.09. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the power of the Assistant Treasurer to act. An Assistant Treasurer shall also perform such other duties as the Treasurer, the chief executive officer and the Board may assign.

                                   ARTICLE IV
                            SHARES OF THE CORPORATION

         SECTION 4.01. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates which shall either be manually, or by facsimile, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, may be sealed with the seal of the Corporation or a facsimile thereof, and shall contain such information as is required by agreement of the shareholders or by law to be stated thereon. If the certificate is countersigned by a transfer agent or a registrar who is not an officer of the Corporation, any and all of the signatures may be by facsimile. In case any officer, transfer agent or registrar who has signed a certificate shall cease to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were the officer, transfer agent or registrar at the date of such issue.

         SECTION 4.02. TRANSFER AGENTS AND REGISTRARS. The Board may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both.

         SECTION 4.03. RECORD OF SHAREHOLDERS. The Corporation shall keep at its registered office in the State of Missouri, or at the office of its transfer agent within or without the State of Missouri a record containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be entitled to treat the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.


                                    ARTICLE V
                                      SEAL

         SECTION 5.01. CORPORATION SEAL. The seal of the Corporation shall be in such form as shall be approved from time to time by the Board. The Corporation may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.


                                   ARTICLE VI
                             CHECKS, NOTES & DRAFTS

    SECTION 6.01. CHECKS, NOTES & DRAFTS. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.



                                   ARTICLE VII
                                   FISCAL YEAR

         SECTION 7.01. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VIII
                                   AMENDMENTS

         SECTION 8.01. AMENDMENTS. These By-laws may be altered or repealed and new By-laws may be adopted by the Board, but By-laws adopted by the Board may be altered or repealed, and new By-laws made, by the shareholders entitled to vote thereon.

                                   ARTICLE IX
       OFFICIAL ORDER OF BUSINESS AT SHAREHOLDERS' AND DIRECTORS' MEETINGS

         SECTION 9.01. ANNUAL SHAREHOLDERS' MEETING. The order of business at the annual shareholders meeting shall be as follows:

         (a)  Calling of roll;

         (b)  Report by the Secretary as to the presence of a quorum;

         (c) Reading of the minutes of preceding meeting and the taking of action thereon;

         (d)  Reading of the reports and statements of officers and committees;

         (e)  Unfinished business;

         (f)  Election of directors;

         (g)  New and miscellaneous business.

         SECTION 9.02. SPECIAL MEETING OF SHAREHOLDERS. The order of business at special meetings of the shareholders shall be as follows:

         (a)  of the roll;

         (b)  Report by the secretary as to the Presence of a quorum,

         (c)  Reading of the call for the meeting;

         (d)  Action upon matters mentioned in the call.

         SECTION 9.03. ANNUAL MEETING OF BOARD. The order of business at the annual meeting of the board of directors shall be as follows:

         (a)  Calling of the roll;

         (b) Report by the secretary as to the presence of a duly qualified quorum;

         (c) Reading of the minutes of the last annual meeting of the directors and the last special meeting and the taking of action thereon;

         (d)  Reading of reports and statements of officers and committees;

         (f) Consideration of reports and statements of officials and committees;

         (g)  Unfinished business;

         (h)  New and miscellaneous business.




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



                                    ARTICLE X
                             KEEPING OF MINUTE BOOKS


         SECTION 10.01. KEEPING OF MINUTE BOOKS. The Board shall keep complete records of its proceedings in a minute book kept for that purpose alone. The organization papers of this Corporation, as executed and filed with the Secretary of State and supplied to the Commissioner of Finance of the State of Missouri, the By-Laws and any amendments thereto, the proceedings and minutes of all regular and special meetings of the Board and shareholders, and all reports of committees of the Board shall be recorded in the minute book; and the minutes of each meeting shall be signed by the presiding officer and attested by the recording officer. When a member of the Board shall request it, the vote of each director upon a particular question shall be recorded in the minute book. Such minutes shall show the action of the Board or Executive Committee on all investments made or authorized. The minutes of the Executive Committee shall be submitted to the Board for approval at each regular meeting of the Board and the reports of examining committees and all other proceedings shall be recorded in detail in the minute book. Every official communication from the Commissioner of Finance of the State of Missouri shall be noted in the minutes as required by law.


                                   ARTICLE XI
                       AMENDMENTS TO OR CHANGES IN BY-LAWS

         SECTION 12.01. AMENDMENTS TO OR CHANGES IN BY-LAWS. These By-Laws may be changed or amended by the vote of a majority of the Board at any regular or special meeting of the Board, provided, however, that the Board shall have been given 10 days' notice of the intention to change or offer an amendment thereto.

     At a meeting of Board of Directors and Shareholders of Liberty Bancshares,
Inc., duly called and regularly held on the 16th day of May   , 1995, the
foregoing By-Laws were adopted.



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